Exhibit 21.1
MARATHON PETROLEUM CORPORATION
LIST OF SUBSIDIARIES
as of December 31, 2017

	Name of Subsidiary	Jurisdiction of Organization/Incorporation
	631 South Main Street Development LLC	Delaware
*	Ascension Pipeline Company, LLC	Delaware
*	Bakken Pipeline Investments LLC	Delaware
	Blanchard Holdings Company LLC	Delaware
	Blanchard Pipe Line Company LLC	Delaware
	Blanchard Refining Company LLC	Delaware
*	Blanchard Terminal Company LLC	Delaware
	Bonded Oil Company	Delaware
	Buckeye Assurance Corporation	Vermont
	Canton Refining Logistics LLC	Delaware
	Catlettsburg Refining Logistics LLC	Delaware
	Catlettsburg Refining, LLC	Delaware
*	Centennial Pipeline LLC	Delaware
*	Centrahoma Processing LLC	Delaware
	Cincinnati BioRefining Corp.	Delaware
	Cincinnati Renewable Fuels LLC	Delaware
*	Crowley Blue Water Partners LLC	Delaware
*	Crowley Coastal Partners, LLC	Delaware
*	Crowley Ocean Partners LLC	Delaware
*	Crowley Tanker Charters III, LLC	Delaware
*	Crowley Tankers II, LLC	Delaware
*	Crowley Tankers IV, LLC	Delaware
*	Crowley Tankers V, LLC	Delaware
*	Dakota Access Holdings LLC	Delaware
*	Dakota Access, LLC	Delaware
	Detroit Refining Logistics LLC	Delaware
*	Enchi Corporation	Delaware
*	Energy Transfer Crude Oil Company, LLC	Delaware
*	ETCO Holdings LLC	Delaware
*	Explorer Pipeline Company	Delaware
	Galveston Bay Refining Logistics LLC	Delaware
	Garyville Refining Logistics LLC	Delaware
*	Gravcap, Inc.	Delaware
*	Green Bay Terminal Corporation	Wisconsin
*	Guilford County Terminal Company, LLC	North Carolina
	Hardin Assurance Ltd.	Bermuda
	Hardin Street Holdings LLC	Delaware
*	Hardin Street Marine LLC	Delaware
*	Hardin Street Transportation LLC	Delaware
*	Illinois Extension Pipeline Company, L.L.C.	Delaware
*	Jefferson Gas Gathering Company, L.L.C.	Delaware
*	Johnston County Terminal, LLC	Delaware
*	Liberty Utica Development, L.L.C.	Delaware
*	Lincoln Pipeline LLC	Delaware
*	LOCAP LLC	Delaware
*	LOOP LLC	Delaware

	Marathon Canada Marketing, Ltd.	Delaware
	Marathon Carbon Management LLC	Delaware
	Marathon Petroleum Company Canada, Ltd.	Alberta
	Marathon Petroleum Company LP	Delaware
	Marathon Petroleum Logistics Services LLC	Delaware
	Marathon Petroleum Service Company	Delaware
	Marathon Petroleum Supply LLC	Delaware
	Marathon Petroleum Trading Canada LLC	Delaware
	Marathon Pipe Line Company	Nevada
*	Marathon Pipe Line LLC	Delaware
	Marathon PrePaid Card LLC	Ohio
	Marathon Refining Logistics Services LLC	Delaware
	Marathon Renewable Fuels Corp.	Delaware
	Marathon Renewable Supply LLC	Delaware
*	MarEn Bakken Company LLC	Delaware
*	MarkWest Blackhawk, L.L.C.	Texas
*	MarkWest Bluestone Ethane Pipeline, L.L.C.	Delaware
*	MarkWest Buffalo Creek Gas Company, L.L.C.	Oklahoma
*	MarkWest EMG Jefferson Dry Gas Gathering Company, L.L.C.	Delaware
*	MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
*	MarkWest Energy Finance Corporation	Delaware
*	MarkWest Energy GP, L.L.C.	Delaware
*	MarkWest Energy Operating Company, L.L.C.	Delaware
*	MarkWest Energy Partners, L.P.	Delaware
*	MarkWest Energy South Texas Gas Company, L.L.C.	Delaware
*	MarkWest Energy West Texas Gas Company, L.L.C.	Delaware
*	MarkWest Gas Marketing, L.L.C.	Texas
*	MarkWest Gas Services, L.L.C.	Texas
*	MarkWest Hydrocarbon, L.L.C.	Delaware
*	MarkWest Javelina Company, L.L.C.	Texas
*	MarkWest Javelina Pipeline Company, L.L.C.	Texas
*	MarkWest Liberty Bluestone, L.L.C.	Delaware
*	MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware
*	MarkWest Liberty Gas Gathering, L.L.C.	Delaware
*	MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
*	MarkWest Mariner Pipeline, L.L.C.	Delaware
*	MarkWest Marketing, L.L.C.	Delaware
*	MarkWest McAlester, L.L.C.	Oklahoma
*	MarkWest Michigan Pipeline Company, L.L.C.	Michigan
*	MarkWest Mountaineer Pipeline Company, L.L.C.	Delaware
*	MarkWest New Mexico, L.L.C.	Texas
*	MarkWest Ohio Fractionation Company, L.L.C.	Delaware
*	MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
*	MarkWest Panola Pipeline, L.L.C.	Texas
*	MarkWest Pinnacle, L.L.C.	Texas
*	MarkWest Pioneer, L.L.C.	Delaware
*	MarkWest Pipeline Company, L.L.C.	Texas
*	MarkWest PNG Utility, L.L.C.	Texas
*	MarkWest POET, L.L.C.	Delaware
*	MarkWest Power Tex, L.L.C.	Texas
*	MarkWest Ranger Pipeline Company, L.L.C.	Delaware
*	MarkWest Texas LPG Pipeline, L.L.C.	Texas
*	MarkWest Texas PNG Utility, L.L.C.	Texas

*	MarkWest Utica EMG Condensate, L.L.C.	Delaware
*	MarkWest Utica EMG, L.L.C.	Delaware
*	MarkWest Utica Operating Company, L.L.C.	Delaware
*	Mason Pipeline Limited Liability Company	Michigan
*	Matrex, L.L.C.	Michigan
	MPC Investment Fund, Inc.	Delaware
	MPC Investment LLC	Delaware
	MPC Trade Receivables Company LLC	Delaware
	MPL Investment LLC	Delaware
*	MPL Louisiana Holdings LLC	Delaware
*	MPLX DAPLETCO Holdings LLC	Delaware
	MPLX Fuels Distribution LLC	Delaware
	MPLX GP LLC	Delaware
	MPLX Holdings Inc.	Delaware
	MPLX Logistics Holdings LLC	Delaware
*	MPLX LP	Delaware
*	MPLX Operations LLC	Delaware
*	MPLX Ozark Pipe Line LLC	Delaware
*	MPLX Pipe Line Holdings LLC	Delaware
	MPLX Refining Logistics LLC	Delaware
*	MPLX Terminal and Storage LLC	Delaware
*	MPLX Terminals LLC	Delaware
*	MPLXIF LLC	Delaware
*	Mule Sidetracks, L.L.C.	Delaware
*	Mule Tracts, L.L.C.	Delaware
*	Muskegon Pipeline LLC	Delaware
	MW Logistics Services LLC	Delaware
*	MWE GP LLC	Delaware
	Niles Properties LLC	Delaware
*	North Dakota Pipeline Company LLC	Delaware
	Ocean Tankers LLC	Delaware
*	Ohio Condensate Company, L.L.C.	Delaware
*	Ohio Gathering Company, L.L.C.	Delaware
*	Ohio River Pipe Line LLC	Delaware
*	Ohio Utica Jefferson Dry Gas Gathering Company, L.L.C.	Delaware
*	Oil Insurance Limited	Bermuda
*	Panola Pipeline Company, LLC	Texas
*	PFJ Southeast LLC	Delaware
*	Port Everglades Environmental Corp.	Florida
*	Resource Environmental, L.L.C.	Delaware
	Robinson Refining Logistics LLC	Delaware
*	Sherwood Midstream Holdings LLC	Delaware
*	Sherwood Midstream LLC	Delaware
	South Houston Green Power, LLC	Delaware
	Speedway LLC	Delaware
	Speedway of Massachusetts LLC	Massachusetts
	Speedway Petroleum Corporation	Delaware
	Speedway Prepaid Card LLC	Ohio
	Speedway.com LLC	Delaware
	Speedy Prepaid Services Inc.	New Hampshire
	Starvin Marvin, Inc.	Delaware
	SWTO LLC	Delaware
*	The Andersons Albion Ethanol LLC	Ohio

*	The Andersons Clymers Ethanol LLC	Ohio
*	The Andersons Marathon Ethanol LLC	Delaware
*	West Relay Gathering Company, L.L.C.	Delaware
*	West Shore Processing Company, L.L.C.	Michigan
	Williston Basin Pipe Line LLC	Delaware
*	WIP, LLC	Indiana
*	Wirth Gathering Partnership	Oklahoma
*	Wolverine Pipe Line Company	Delaware
*	Woodhaven Cavern LLC	Delaware

*	Indicates a company that is not wholly owned directly or indirectly by Marathon Petroleum Corporation